UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ZILA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On August 19, 2009, Zila, Inc. issued the following press release with respect to the special meeting of stockholders to be held on September 18, 2009:

16430 N. Scottsdale Road, Suite 450, Scottsdale, Arizona 85254 (602) 266-6700 Fax (602) 234-2264 www.zila.com
ZILA BEGINS PROXY VOTE ON MERGER WITH TOLMAR
— Special Meeting of Stockholders to be Held on September 18, 2009 —
Scottsdale, Arizona — August 19, 2009 — Zila, Inc. (Nasdaq: ZILA) today announced that Proxy Statements and Proxies have been mailed to its stockholders in order to allow them to vote on the proposed merger with a subsidiary of TOLMAR Holding, Inc. Under the terms of the merger agreement, if approved by the stockholders, each Zila stockholder would be entitled to receive $0.45 per share in cash. Tolmar is a privately held, pharmaceutical research, development, manufacturing and commercial operations company.
The special meeting of stockholders will be held on Friday, September 18, 2009, for those stockholders who owned Zila stock on the record date of August 12, 2009. The meeting will be at 8:00 a.m. local time at the Hampton Inn & Suites, 16620 North Scottsdale Road, Scottsdale, Arizona 85254.
A copy of the Proxy Statement is available on Zila’s Website at www.zila.com. Stockholders may vote via:
•	the internet at www.envisionreports.com/ZILA

•	telephone by dialing the toll-free number 1.800.652.VOTE (8683)

•	mail by returning a completed proxy card

•	in person at the special meeting of stockholders
Georgeson, Inc. has been engaged by the Company to serve as proxy solicitor and can be reached at 1.877.278.9674.
About Zila, Inc.
Zila, Inc., headquartered in Scottsdale, Arizona, is a diagnostic company dedicated to the prevention, detection and treatment of oral cancer and periodontal disease. Zila manufactures and markets ViziLite® Plus with TBlue® (“ViziLite® Plus”), the company’s flagship product for the early detection of oral abnormalities that could lead to cancer. ViziLite® Plus is an adjunctive medical device cleared by the FDA for use in a population at increased risk for oral cancer. In addition, Zila designs, manufactures and markets a suite of proprietary products sold exclusively and directly to dental professionals for periodontal disease, including the Rotadent® Professional Powered Brush, the Pro-Select Platinum® ultrasonic scaler and a portfolio of oral pharmaceutical products for both in-office and home-care use. All of Zila’s products are marketed and sold in the United States and Canada primarily through the company’s direct field sales force and telemarketing organization. The company’s products are marketed and sold in other international markets through the direct sales forces of third party distributors. Zila’s marketing programs reach most U.S. dental offices.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on Zila’s expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond Zila’s control. Forward-looking statements include statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Zila’s stockholders to approve the proposed merger transaction; the failure of Zila or Tolmar to satisfy any other condition to the completion of the proposed merger transaction; and the risk that the transaction will be delayed. Additional factors that may affect future results are discussed in Zila’s Form 10-K for its fiscal year ended July 31, 2008 and Form 10-Q for the quarter ended April 30, 2009. Zila disclaims any obligation to update and/or revise statements contained in these materials based on new information or otherwise.
Additional Information Regarding the Merger
As previously announced, on June 25, 2009, Zila entered into a definitive Merger Agreement with TOLMAR and on July 28, 2009, Zila entered into a First Amendment to Agreement and Plan of Merger. On August 18, 2009, Zila filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement relating to the proposed merger with TOLMAR. These materials were also mailed to Zila’s stockholders on or about August 19, 2009. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND RELATED MATERIALS IN THEIR ENTIRETY. SUCH MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT ZILA, TOLMAR AND THE PROPOSED MERGER TRANSACTION, AND STOCKHOLDERS SHOULD CAREFULLY CONSIDER THEM BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS IN CONNECTION WITH THE PROPOSED MERGER TRANSACTION. The proxy statement and related materials and any other documents filed by Zila with the SEC, may be obtained free of charge at the SEC’s web site, www.sec.gov. In addition, Zila’s stockholders may obtain free copies of the documents filed by Zila with the SEC by contacting the Company’s Vice President, General Counsel and Secretary at Zila, Inc., 16430 North Scottsdale Road, Suite 450, Scottsdale, Arizona 85254-1770, or by calling (602) 266-6700. This press release does not constitute an offer of any securities for sale or the solicitation of any proxy.
Zila, its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the company’s stockholders in favor of the proposed merger transaction. Information regarding Zila’s directors and executive officers and their respective interests in the proposed merger transaction (which may be different from those of Zila’s stockholders generally) is included in the proxy statements and Annual Reports on Form 10-K that Zila has previously filed with the SEC. The definitive proxy statement relating to the proposed merger transaction includes information regarding all of Zila’s participants in the solicitation of proxies in favor of approving the merger. Stockholders of Zila can obtain free copies of these documents by using the contact information provided above.
For more information about Zila and its products, please visit www.zila.com.
Contact:
Robert Jaffe of PondelWilkinson Inc., 310-279-5969
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